Exhibit 99.1

Elanco Animal Health 2500 Innovation Way Greenfield, IN 46140

FOR IMMEDIATE RELEASE

Investor Contact: Katy Grissom (317) 273-9248 kathryn.grissom@elancoah.com

Media Contact: Colleen Parr Dekker (317) 989-7011 colleen.dekker@elancoah.com

Elanco Completes Sale of Aqua Business

Transaction concentrates Elanco’s focus on significant value creation opportunities and accelerates deleveraging progress

GREENFIELD, Ind. (July 9, 2024) - Elanco Animal Health Incorporated (NYSE: ELAN) announced today it has completed the divestiture of its aqua business to Merck Animal Health (NYSE: MRK) for approximately $1.3 billion in cash, with approximately $1.05-$1.1 billion in net proceeds available for debt paydown in the third quarter of 2024.

"Finalizing this transaction marks a significant milestone in concentrating our focus on high-value opportunities in pet health and livestock sustainability while creating balance sheet flexibility. Elanco's positive trajectory, demonstrated by three consecutive quarters of underlying revenue growth, pipeline progress, and our ability to reduce debt, strengthens our value proposition," said Todd Young, Executive Vice President and CFO of Elanco Animal Health. "The proceeds from this transaction, combined with increased free cash flow from our operations, accelerates our deleveraging and positions us to deliver substantial value over time."

The successful completion of this transaction enables the company to pay down term loan debt on a pro-rata basis per the terms of the company's credit agreements. Combined with the expected $280 million to $320 million of cash generated from the base business, the company expects to pay down approximately $1.3 to $1.4 billion of debt in 2024, ending the year with net debt to adjusted EBITDA in the mid-4x range. Net debt to adjusted EBITDA is projected to improve further in 2025 to the high-3x to low-4x range. The company will provide additional information about the transaction’s impact on its 2024 financial outlook during the second quarter earnings call in August.

ABOUT ELANCO

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching Life and our Elanco Healthy Purpose– all to advance the health of animals, people, the planet and our enterprise. Learn more at www.elanco.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding the expected financial impacts of the divestiture, plans for using the cash we receive in the divestiture, the impact of the divestiture on our business and financial results, and expected financial results for 2024 and 2025. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements, including our ability to recognize the expected financial and cash generation benefits of the transaction; the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein; changes in regulatory restrictions on the use of antibiotics in farm animals; the success of our research and development and licensing efforts; unanticipated safety, quality of efficacy concerns and the impact of identified concerns associated with our products; the lack of availability or significant increases in the cost of raw materials; risks related to the evaluation of animals; manufacturing problems and capacity imbalances; and actions by regulatory bodies, including as a result of their interpretation of studies on product safety. For information about other factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and Form 10-Qs filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. We caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.